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                                                                   EXHIBIT 10.12

                             EMPLOYMENT AGREEMENT


Agreement made, effective as of April 24, 1997, by and between Internet Communications Corporation, a Colorado corporation, hereinafter referred to as employer, and John Couzens, hereinafter referred to as employee.

                                   RECITALS

The parties recite and declare:

     A. Employer is engaged in the business of selling full service voice and data communications products and services at 7100 East Belleview Avenue, Suite 201, Greenwood Village, Colorado, 80111.

     B. Employee is desirous of performing services as an employee for employer in such business under the terms hereof.

     C. Employer is willing to employ employee, upon the terms, covenants, and conditions set forth in this agreement.

For the reasons set forth above, and in consideration of the mutual promises and agreements set forth in this agreement, employer and employee agree as follows:

                                1.  EMPLOYMENT

     A.   Employer hereby employs employee as Vice President, General Manager to
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perform business management activities and employee hereby accepts and agrees to such employment, subject to the general supervision and pursuant to the orders, advice, and direction of employer.

     B. Employee shall perform such other duties as are customarily performed by one holding such position in similar businesses as that engaged in by employer, and shall also render such unrelated services and duties as may be assigned to him/her from time to time by employer.

                         2.  BEST EFFORTS OF EMPLOYEE

     Employee agrees that he/she will at all times faithfully, industriously, and to the best of his/her ability, experience, and talents, perform all of the duties that may be required of and from him/her pursuant to the express and implied terms of this agreement, to the reasonable satisfaction of employer. Such duties shall be rendered at 7100 East Belleview Avenue, City of Greenwood Village, State of Colorado, and at such other place or places as employer shall in good faith require or as the interest, needs, business or opportunities of employer shall require.

                         3.  COMPENSATION OF EMPLOYEE

     Employer shall pay employee, and employee shall accept from employer, in payment for employee's services under this agreement, base compensation at the rate of One Hundred Fifteen Thousand Dollars ($115,000) per year, payable twice
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a month on the 15th and last day of each month while this agreement is in force.

     Employer shall reimburse employee for all necessary expenses incurred by employee while traveling pursuant to employer's direction.

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                                                                   EXHIBIT 10.12

                       4.  OTHER EMPLOYMENT DURING TERM

     Employee shall devote all of his/her time, attention, knowledge, and skills solely to the business and interest of employer, and employer shall be entitled to all of the benefits and profits arising from or incident to all work, services, and advice of employee, and employee shall not, during the term of this agreement, be interested directly or indirectly, in any manner, as partner, officer, director, owner, shareholder, advisor, employee, or in any other capacity in any other business similar to employer's business or any allied trade; provided, however, that nothing contained in this section shall be deemed to prevent or to limit the right of employee to invest any of his/her money in the capital stock or other securities of any corporation whose stock or securities are publicly owned or are regularly traded on any public exchange.

                     5.  NON-COMPETITION AFTER TERMINATION

     Employee agrees that, in addition to any other limitation herein, for a period of two years after the termination of his/her employment under this agreement, and unless otherwise specified in this agreement, employee will not directly or indirectly engage in, or in any manner be connected with or employed by any person, firm, corporation, or other entity in competition with employer or within a radius of 100 miles of any office of employer, its affiliates or its subsidiaries.

                      6.  SOLICITATION AFTER TERMINATION

     Employee agrees that, in addition to any other limitation, for a period of two years after the termination of his/her employment under this agreement, and unless otherwise specified in this agreement, employee will not, on behalf of himself/herself or on behalf of any other person, firm, corporation, or other entity, call on any of the customers of employer, or any of its affiliates or subsidiaries for the purpose of soliciting and/or providing to any of such customers any voice and data communication products and services, nor will he/she in any way, directly or indirectly, for himself/herself, or on behalf of any other person, firm, corporation, or other entity solicit, divert, or take away any customer of employer, its affiliates or its subsidiaries.

                 7.  RECOMMENDATIONS FOR IMPROVING OPERATIONS

     Employee shall make known to employer all information of which employee shall have any knowledge and shall make all suggestions and recommendations that will be of mutual benefit to employer and employee. Employee acknowledges that all work performed by him/her during the term of this agreement is the property of employer and that upon termination of employment, he/she will promptly supply employer with all notes, memoranda, files, reports, customer lists and other lists, correspondence, technical data, and any other tangible product or document which the employee produced, received, or otherwise had access to while employed.

                               8.  TRADE SECRETS

     Employee shall not at any time, either directly or indirectly, divulge, disclose or communicate to any person, firm, corporation, or other entity in any manner whatsoever any information concerning any matters affecting or relating to the business of employer, including without limitation, the identity of its customers and prospective customers, their communication systems, needs, preferences and personnel, the prices it obtains or has obtained from the sale of, or at which it sells or has sold, its products and services, marketing strategies, product development, financing, expansions, business policies and practices or any other information concerning the business of employer, it's manner of operation, its plans, processes, or other data without regard to whether all of the above-stated matters will be deemed confidential, material, or important, employer and employee specifically and expressly stipulating that as between them such matters are important, material, and confidential and gravely affect the effective and successful conduct of the business of employer, and employer's good will, and that any breach of the terms of this section shall be a material breach of this agreement.

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                                                                   EXHIBIT 10.12

                 9.  INJUNCTIVE RELIEF AND LIQUIDATED DAMAGES

     Employee hereby agrees that for violation of any of the provisions of this agreement, employer shall, in addition to any other rights and remedies available under this agreement, at law or otherwise, be entitled to an injunction to be issued by any court of competent jurisdiction enjoining and restricting employee from committing any violation of the agreement and employee hereby consents to the issuance of such injunction.

                      10.  AGREEMENTS OUTSIDE OF CONTRACT

     This agreement contains the complete agreement concerning the employment arrangement between the parties and shall, as of the effective date hereof, supersede all other arrangements between the parties. The parties stipulate that neither of them has made any representation with respect to the subject matter of this agreement except such representations as are specifically set forth in this agreement and each of the parties acknowledges that he/she or it has relied on its own judgment in entering in to this agreement. The parties further acknowledge that any payments or representations that may have been made by either of them to the other prior to the date of executing this agreement are of no effect an that neither of them has relied thereon in connection with his/her or it's dealings with the other.

                        11.  MODIFICATION OF AGREEMENT

     Any modification of this agreement or additional obligation assumed by either party in connection with this agreement shall be binding only if evidenced by a writing signed by each party or an authorized representative of each party.

                               12.  TERMINATION

     A. Employee's employment may be terminated without cause by either party on sixty (60) calendar days written notice to the other. In such event, employee shall be entitled to compensation for such sixty (60) days provided he/she continue to perform his/her services during such period.

     B. In the event that employee is terminated for felonious or fraudulent reasons, such as embezzlement or other theft of company property, employer may terminate employment without notice and with compensation to employee only to the date of such termination.

     C. In the event of any violation by employee of any of the terms of this agreement, employer may terminate employment without notice and with compensation to employee only to the date of such termination

     D. It is further agreed that any breach or evasion of any of the terms of this agreement by either party will result in immediate and irreparable injury to the other party and will authorize recourse to injunction and or specific performance as well as to all other legal or equitable remedies to which such injured party may be entitled under this agreement.

                       13.  EFFECT OF PARTIAL INVALIDITY

     The invalidity of any portion of this agreement will not and shall not be deemed to affect the validity of any other provision. In the event that any provision of this agreement is held to be invalid, the parties agree that the remaining provisions shall be deemed to be in full force and effect as if they had been executed by both parties subsequent to the expungement of the invalid provision.

                              14.  CHOICE OF LAW

     It is agreed that this agreement shall be governed by, construed and enforced in accordance with the laws of the State of Colorado.

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                                                                   EXHIBIT 10.12

                                15.  NO WAIVER

     The failure of either party to this agreement to insist upon the performance of any of its terms and conditions or the waiver of any breach of any of its terms and conditions shall not be construed as thereafter waiving any such terms and conditions, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

                            16.  PARAGRAPH HEADINGS

     The titles to the paragraphs of this agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this agreement.

                              17.  BINDING EFFECT

     This agreement shall be binding on and shall insure to the benefit of any successor or successors of employer and the personal representatives of employee.


     In witness whereof, each party to this agreement has caused it to be executed at 7100 E. Belleview Avenue, Suite 201, Greenwood Village, Colorado,
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80111 on the date indicated below.
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INTERNET COMMUNICATIONS CORPORATION



By:   /s/ Thomas C. Galley
   ---------------------------------
      Employer


      /s/ John M. Couzens
------------------------------------
      Employee


      April 28, 1997
------------------------------------
      Date

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